EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated May 29, 2006, with respect to the balance sheets of Daybreak Oil and Gas, Inc. (An Exploration Stage Company) as of February 28, 2006 and 2005, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years then ended, which report appears in a Form SB-2 registration statement expected to be filed on July 18, 2006.

DeCoria, Maichel & Teague, P.S.

Spokane, Washington

July 18, 2006

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